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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 and related Prospectus of Illumina, Inc. for the registration of its common stock expected to be filed on or about December 22, 2003 and to the incorporation by reference therein of our report dated January 17, 2003, with respect to the consolidated financial statements of Illumina, Inc. included in its Annual Report (Form 10-K) for the year ended December 29, 2002, filed with the Securities and Exchange Commission.

San Diego, California
December 18, 2003